                MASTER VISTANA RESORT RECEIVABLES LOAN FACILITY

SECTION 1.  EXTENSION OF FINANCING                                 1

       1.1  Financing Generally.                                   1
            -------------------
       1.2  Requests for Receivables Financing                     2
            ----------------------------------
       1.3  Closing of Receivables Loans                           3
            ----------------------------
       1.4  Payment of Receivables Loans                           4
            ----------------------------
       1.5  Commitment Fee                                         4
            --------------
       1.6  Maximum Loan Amount                                    4
            -------------------
       1.7  Vistana Guaranty                                       4
            ----------------
       1.8  Prepayment                                             4
            ----------

SECTION 2.  FINANCING CLOSING CONDITIONS                           4

       2.1  Receivables Loan Documents                             5
            --------------------------
       2.2  Deliveries Prior to Each Receivables Loan              5
            -----------------------------------------
       2.3  Intentionally Omitted                                  7
            ---------------------
       2.4  Receivables Loan Security Documents                    7
            -----------------------------------
       2.5  Representations and Warranties                         8
            ------------------------------
       2.6  No Termination Events                                  8
            ---------------------
       2.7  Performance of Agreements                              8
            -------------------------
       2.8  Opinions of Counsel                                    8
            -------------------
       2.9  Eligible Vistana Subsidiary                            8
            ---------------------------
      2.10  Vistana Guaranties                                     8
            ------------------
      2.11  Cross Collateralization                                9
            -----------------------
      2.12  Intentionally Omitted.                                 9
            ---------------------
      2.13  Intentionally Omitted                                  9
            ---------------------
      2.14  Expenses                                               9
            --------
      2.15  Proceedings Satisfactory                               9
            ------------------------

SECTION 3.  COVENANTS                                              9

SECTION 4.  REPRESENTATIONS AND WARRANTIES                        10

       4.1  Existence                                             10
            ---------
       4.2  Authorization and Enforceability                      10
            --------------------------------
       4.3  Financial Statements and Business Condition           10
            -------------------------------------------
       4.4  Litigation and Proceedings                            11
            --------------------------
       4.5  No Breach or Default                                  11
            --------------------
       4.6  Licenses and Permits                                  11
            --------------------
       4.7  Disclosure                                            11
            ----------
       4.8  Employee Benefit Plans                                11
            ----------------------
       4.9  Year 2000.                                            12
            ---------

SECTION 5.  REPORTING REQUIREMENTS                                12

       5.1  Monthly Reports                                       12
            ---------------
       5.2  Sales and Inventory Reports                           12
            ---------------------------
       5.3  Quarterly Financial Reports                           13
            ---------------------------
       5.4  Year-End Financial Reports                            13
            --------------------------

       5.5  Audit Reports                                         13
            -------------
       5.6  Other Reports                                         14
            -------------
       5.7  SEC Reports                                           14
            -----------
       5.8  Notice of Litigation, Claims, and Financial Change    14
            --------------------------------------------------

SECTION 6.  TERMINATION EVENTS                                    14

       6.1  Termination Events                                    14
            ------------------

SECTION 7.  RIGHTS AND REMEDIES OF LENDER                         16

       7.1  Rights of Lender                                      16
            ----------------
       7.2  No Waiver or Exhaustion                               16
            -----------------------
       7.3  Marshalling Waiver                                    17
            ------------------

SECTION 8.  MISCELLANEOUS                                         17

       8.1  Notices                                               17
            -------
       8.2  Entire Agreement and Modifications                    18
            ----------------------------------
       8.3  Severability                                          18
            ------------
       8.4  Election of Remedies                                  18
            --------------------
       8.5  Form and Substance                                    18
            ------------------
       8.6  No Third Party Beneficiary                            18
            --------------------------
       8.7  Vistana in Control                                    18
            ------------------
       8.8  Number and Gender                                     19
            -----------------
       8.9  Captions                                              19
            --------
      8.10  Applicable Law                                        19
            --------------
      8.11  Venue                                                 19
            -----
      8.12  Jury Trial Waiver                                     19
            -----------------
      8.13  Attorneys' Fees                                       19
            ---------------
      8.14  Counterparts                                          19
            ------------
      8.15  Participating Lenders                                 20
            ---------------------
      8.16  Consent to Advertising and Publicity                  20
            ------------------------------------

                MASTER VISTANA RESORT RECEIVABLES LOAN FACILITY
                -----------------------------------------------

     This MASTER VISTANA RESORT RECEIVABLES LOAN FACILITY (this "Agreement") dated as of December 30, 1998 is made by and between HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), and VISTANA, INC., a Florida corporation ("Vistana").

                                R E C I T A L S:
                                - - - - - - - -

     A. All capitalized terms used herein shall have the meanings ascribed thereto in the Appendix attached hereto and made a part hereof by this reference.

     B. Vistana, directly or through one or more of its subsidiaries, is in the business of owning and developing timeshare resorts, and selling Intervals at such resorts.

     C. Upon satisfaction of the terms and conditions set forth herein, Lender may extend receivables financing from time to time to certain Eligible Vistana Subsidiaries, the proceeds of which will be used in connection with certain Eligible Resorts, the first of which shall be Embassy Vacation Resort at Scottsdale, located in Scottsdale, Arizona and the form of such receivables loan documents shall be the basis for execution of Receivables Loan Documents for future Eligible Resorts hereunder, subject to modifications as required on a Resort by Resort basis.

     D. Vistana has agreed to guarantee all of the obligations of such Eligible Vistana Subsidiaries under this Agreement and the other Receivable Loan Documents, including, without limitation, all of the obligations of the Eligible Vistana Subsidiaries with respect to any financing provided from time to time by Lender hereunder.

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, Vistana and Lender agree as follows:

SECTION 1.  EXTENSION OF FINANCING

     1.1  Financing Generally.
          -------------------

          (a)  Extension of Receivables Loans.  During the Revolving Period but
               -------------------------------
subject to the requirements of this Section 1.1 and the requirements of Sections 1.2, 1.3 and 2 hereof, Lender shall extend Receivables Loans to Eligible Vistana Subsidiaries identified from time to time by Vistana to Lender as being the owners and developers of particular Eligible Resorts. Each such Receivables Loan shall

               (i) be made to an Eligible Vistana Subsidiary that is the owner and developer of an Eligible Resort and shall be secured by Eligible Notes Receivable and/or

Eligible Pre-Sale Notes Receivable arising from the sale of Intervals by the Eligible Vistana Subsidiary at such Eligible Resort;

               (ii) be disbursed in a series of Receivables Advances during the then remaining unexpired portion of the Revolving Period; during the Revolving Period Lender shall make Receivables Advances to the Eligible Vistana Subsidiary, not in excess of the lesser of (A) $20,000,000 principal balance outstanding at any one time for all Receivables Loans for all Eligible Resorts pursuant to the terms hereof, or (B) 90% of the aggregate outstanding principal balance of all Financed Notes Receivable and Financed Pre-Sale Notes Receivable, in each case, then assigned or to be assigned to Lender in connection with the pending Receivables Advance under the applicable Receivables Loan provided that the Eligible Vistana Subsidiary satisfies all conditions set forth in the Receivables Loan Documents in connection with each such Receivables Advance.

               (iii) shall have a final maturity date of ten (10) years from the Facility Closing Date inclusive of a three (3) year Revolving Period;

               (iv) bear interest at the Interest Rate in effect from time to time;

               (v) be guaranteed in full by Vistana and be secured by all right, title and interest of such Eligible Vistana Subsidiary in and to the Financed Notes Receivables and Financed Pre-Sale Notes Receivables arising from the sale of Intervals at each such Eligible Resort related to such Receivables Loan, and in and to all proceeds in respect thereof in accordance with the terms and description of collateral set forth in the Receivables Loan Documents; and

               (vi) be otherwise governed by the Receivables Loan Documents for such Receivables Loan; it is the intention of Lender and Vistana that this Master Vistana Resort Receivables Loan Facility and each Receivables Loan hereunder is a revolving credit facility pursuant to which Vistana or the Eligible Vistana Subsidiary for such Receivables Loan may borrow, repay and reborrow principal in an amount not to exceed the maximum loan amount set forth in Section 1.6 below.

          (b)  Receivables Loan Documents.  On or prior to the Receivables Loan
               --------------------------
Closing Date for each Receivables Loan, Lender and the Eligible Vistana Subsidiary for such Receivables Loan shall enter into the Receivables Loan Documents for such Receivables Loan.

     1.2  Requests for Receivables Financing.  During the Revolving Period,
          ----------------------------------
Vistana shall have the right to request Lender to make one or more Receivables Loans with respect to an Eligible Resort. Each such request shall be made not less than thirty (30) days and not more than one hundred and twenty (120) days prior to the Receivables Loan Closing Date requested by Vistana for such Receivables Loan, shall identify the Eligible Vistana Subsidiary and the applicable Phase or Phases of the Eligible Resort in respect of such requested Receivables Loan and shall be substantially in the form of SCHEDULE
                                                                     --------
1.2 attached hereto and made a part hereof.  Upon receipt of all items set forth
---
or referenced on SCHEDULE 1.2, Lender shall have no more than fifteen (15)
                 ------------
Business Days to complete its review and approval process with respect to the requested Receivables Loan. Anything contained in this Agreement to the contrary notwithstanding, Vistana acknowledges that Lender has reserved its right to approve each request for a Receivables Loan on a case-by-case, loan-by-loan and a Phase-by-Phase basis in its sole discretion and that Lender must apply its credit approval standards and processes to each such request and each such Receivables Loan and each Phase of an Eligible Resort that is the subject
thereof.   The parties acknowledge that the receivables loan pursuant to the terms of the Receivables Loan Agreement dated as of July 31, 1997, by and between Lender and Vistana MB, Inc., as amended and restated as of the date hereof, shall be converted to and constitute a Receivables Loan hereunder, the loan agreement executed in connection with such receivables loan, as amended and restated as of the date hereof, shall hereinafter be referred to as the Myrtle Beach Receivables Loan Agreement, the loan documents executed in connection with such existing receivables loan, as amended and restated, as of the date hereof, shall be hereinafter referred to as the Myrtle Beach Receivables Loan Documents and Phases I and II of Embassy Vacation Resort at Myrtle Beach (as defined in the Myrtle Beach Receivables Loan Agreement) shall be approved Phases of an Eligible Resort pursuant to the terms of this Agreement. The parties agree that from and after the date hereof the Eligible Vistana Subsidiary with respect to the Myrtle Beach Receivables Loan Agreement is no longer prohibited from assigning, pledging, transferring or conveying any Financed Notes Receivable or other Notes Receivable to a third party. The parties further acknowledge that Lender and Vistana Scottsdale, Inc. have entered into a Receivable Loan Agreement of even date herewith (the "Scottsdale Receivables Loan Agreement") with respect to Financed Pre-Sale Notes Receivable and Financed Notes Receivable arising from the sale of Intervals in Phase I at the Embassy Vacation Resort at Scottsdale (as defined in the Scottsdale Receivables Loan Agreement) which shall be an approved Phase of Eligible Resort pursuant to the terms of this Agreement. Lender agrees that in the event a Receivables Loan Agreement pursuant to the terms hereof is entered into with respect to Financed Pre-Sale Notes Receivable and Financed Notes Receivable arising from the sale of Intervals at any phase which is part of the Vistana Resort located in Orlando, Florida, then such Receivables Loan Agreement shall permit the vacation club approved pursuant to the Receivables Loan Agreement between Lender and Vistana Development, Ltd. dated as of August 18, 1997, as amended by the Loan Modification Agreement between Lender and Vistana Development, Inc. dated as of January 1, 1998 (collectively, the "VDI Receivables Loan Agreement") upon the terms and conditions set forth in the VDI Receivables Loan Agreement.

     1.3  Closing of Receivables Loans.  Resort Advances under each
          ----------------------------
Receivables Loan shall be advanced upon the satisfaction of the conditions precedent set forth herein and in the Receivables Loan Documents in respect thereof; to the extent of any inconsistency between this Agreement and the applicable Receivables Loan Documents as to the conditions precedent for a Resort Advance, the Receivables Loan

Documents shall control. The first Receivables Advance under each Receivables Loan shall be subject to such conditions precedent and the conditions set forth in the Receivables Loan Documents. All Receivables Advances under each Receivables Loan shall be disbursed by Lender pursuant to the funding procedures set forth in the Receivables Loan Documents which shall include, among other things, minimum Receivables Advance amounts, maximum number of fundings per month, document and funds escrow procedures with respect to Financed Pre-Sale Notes Receivable prior to the conclusion of the Pre-Sale Credit Period for the approved Phase of an Eligible Resort (or portion thereof) and mortgagee title policy requirements, each as more particularly set forth in the applicable Receivables Loan Documents.

     1.4  Payment of Receivables Loans.  Each Receivables Loan shall be due and
          ----------------------------
payable in accordance with the Receivables Loan Documents for such Receivables Loan. Such Receivables Loan Documents shall provide procedures for both Financed Notes Receivable and Financed Pre-Sale Notes Receivable, the funds from which shall be paid by Purchasers directly to a lockbox agent which shall disburse such proceeds directly to Lender or, in the event of Financed Pre-Sale Notes Receivable, to Funds Escrow Agent, as more particularly set forth in the Receivables Loan Documents.

     1.5  Commitment Fee.  Vistana acknowledges and agrees that the Commitment
          --------------
Fee to be paid by Vistana or one or more Eligible Vistana Subsidiaries pursuant hereto shall be $150,000, 50% of which shall be earned and payable on the date of this Agreement with the balance earned and payable on the first anniversary date of this Agreement.

     1.6  Maximum Loan Amount.  Notwithstanding any provision to the contrary
          -------------------
in this Agreement or the Receivables Loan Documents, the outstanding principal balance under this Master Vistana Resort Receivables Loan Facility shall never exceed in the aggregate $20,000,000.

     1.7  Vistana Guaranty.  In connection with this Master Vistana Resort
          ----------------
Receivables Loan Facility, Vistana shall execute the Vistana Guaranty which shall guaranty the payment by Vistana of all amounts outstanding under this Master Vistana Resort Receivables Loan Facility upon the occurrence of a Termination Event of the type described in Section 6.1(a) or 6.1(b) hereto.

     1.8  Prepayment.  Each Receivables Loan is prepayable in whole or in part
          ----------
without premium or penalty.

SECTION 2.  FINANCING CLOSING CONDITIONS

     The obligation of Lender to extend any Receivables Loan hereunder to an Eligible Vistana Subsidiary in respect of an approved Phase of an Eligible Resort is subject to the satisfaction, in Lender's sole discretion, of all of the conditions set forth below.

     2.1  Receivables Loan Documents.  Lender shall have received, in form and
          --------------------------
substance satisfactory to Lender, counterparts of the Receivables Loan Documents for such Receivables Loan executed by the Eligible Vistana Subsidiary and Vistana, as the case may be, and each of such Receivables Loan Documents shall be in form and substance acceptable to Lender in Lender's reasonable discretion and based upon the form Receivables Loan Documents for the Embassy Vacation Resort at Scottsdale, located in Scottsdale, Arizona, which are executed between Lender and Vistana Scottsdale, Inc. as of the date hereof, with modifications which reflect differences in each Eligible Resort subject to this Agreement; provided, however the parties acknowledge that Sections 4.12, 5.20, 6.7 and 7.11 of the Scottsdale Receivables Loan Agreement apply solely to such Resort and shall not be included as part of the form Receivables Loan Agreement for other Receivables Loans with the exception of another Receivables Loan for the Embassy Vacation Resort at Scottsdale.

     2.2  Deliveries Prior to Each Receivables Loan.
          -----------------------------------------

          (a)  All Loans.  Prior to the extension of each Receivables Loan,
               ---------
Lender shall have received copies (certified to be true and correct) of the required Purchase Documents signed by Purchasers of Intervals, the timeshare registration and approval letter from the applicable Governmental Authority, all other deliveries required to be delivered in order for Vistana to demonstrate to Lender that the subject Phase of an Eligible Resort satisfies the requirements of the applicable Receivables Loan Documents and this Agreement with respect thereto, and such other instruments and information applicable to such Receivables Loan as are identified on the form of closing checklist set forth on
SCHEDULE 2.2 attached hereto and made a part hereof.
------------

          (b)  Loans with Pre-Sale Notes Receivable.  (x) If all or any portion
               ------------------------------------
of the proposed Receivables Loan will be used to finance Eligible Pre-Sale Notes Receivable in a Unit, building or applicable Phase of an Eligible Resort for which Completion of construction has not yet occurred or will not occur prior to the proposed Receivables Loan Closing Date, Lender shall also have received, in addition to the items on Schedule 2.2, copies of documents and other information applicable to such Receivables Loan as are identified on the form of Closing Checklist set forth on SCHEDULE 2.2(A) attached hereto and made a part
                               ---------------
hereof with respect to the Uncompleted Phase (defined below); provided, however, that Vistana shall not be obligated to deliver any item in said checklist previously delivered to Lender; and (y) if Lender does not have outstanding a construction loan which provides financing for, and is secured by a mortgage lien on, the subject Phase of the Eligible Resort giving rise to such Eligible Pre-Sales Notes Receivable (the "Uncompleted Phase"), Lender shall have also received, in addition to the items on Schedule 2.2 and Schedule 2.2(A), all of the following:

                         (i) a guaranty by Vistana of Completion of construction of the Unit buildings and any Committed Facilities promised to Purchasers of Intervals in the Uncompleted Phase in accordance with a Completion schedule to be agreed upon between Lender and Vistana ("Vistana Completion Guaranty") in a form reasonably acceptable to Vistana and Lender. The Vistana Completion Guaranty or the applicable Receivables Loan Agreement or related Receivables Loan Documents shall provide for (A) Completion of the Unit, buildings or the applicable Phase and any uncompleted Committed Facilities within the time frame required by the applicable Purchase Documents, or applicable sales prospectus or public offering statement,
                    (B) interim dates by which such Unit, building or applicable Phase and any uncompleted Committed Facilities shall achieve 25%, 50%, and 75% Completion and the date on which 100% Completion is scheduled to be achieved, (C) certification as to status of Completion as of such interim and final Completion dates made by an independent inspector reasonably acceptable to Lender, the costs of which shall be shared equally by the applicable Eligible Vistana Subsidiary and Lender (which requirement may be satisfied by copies of inspection reports provided to Vistana, the Eligible Vistana Subsidiary or to a third party construction lender by such inspector), and (D) remedial provisions in the event of a material uncured devation from the agreed upon Completion schedule consisting of (x) one or more step-downs in Availability (as such term is defined in the applicable Receivables Loan Agreement) to be determined in Lender's reasonable discretion) relating to the affected Pre-Sales Notes Receivable, (y) reduction or reductions of the advance rate with respect to the affected Pre-Sales Notes Receivable, and/or (z) a loss of eligibility with respect to the affected Pre-Sales Notes Receivable which could require a mandatory prepayment or substitution under Section 1.5(b)(ii) of the applicable Receivables Loan Agreement.

                         (ii) a performance or completion bond from a surety reasonably acceptable to Lender with a dual obligee rider in favor of Lender which assures Completion of the Uncompleted Phase in the event Vistana or the applicable Eligible Vistana Subsidiary fails to achieve Completion of the Unit, building or applicable Phase and Committed Facilities that make up such Phase as required; or if such bond or rider is not available, other acceptable financial assurance of Completion of the Uncompleted Phase;

                         (iii) if construction of the Unit, building or any Committed Facilities relating to Intervals in the

                    Uncompleted Phase is being financed by a third party lender having a mortgage lien thereon, then Lender shall find such construction lender reasonably acceptable and shall have also received a Recognition and Intercreditor Agreement acceptable to Lender in its reasonable discretion among Lender, the Eligible Vistana Subsidiary and such other lender acknowledging Lender's first priority security interest in the Financed Pre-Sale Notes Receivable, acknowledging that such third party construction lender has no rights, claims or security interest in such Financed Pre-Sale Notes Receivables and providing assurances to Lender's satisfaction of its ability to obtain all necessary partial releases from such third party Lender upon the closing of sales of Intervals to Purchasers; and

                         (iv) a quarterly certification from Vistana or the Eligible Vistana Subsidiary that title to the Uncompleted Phase remains free and clear of any liens and encumbrances except those, if any, approved by Lender in the applicable Receivables Loan Documents.

     2.3  Intentionally Omitted.
          ---------------------

     2.4  Receivables Loan Security Documents.  In addition to, but without
          -----------------------------------
duplication of, the Receivables Loan Documents in respect of such Receivables Loan, Vistana and/or such Eligible Vistana Subsidiary shall have executed and delivered to Lender (or to the applicable Document Escrow Agent and Funds Escrow Agent in the event the collateral consists of Financed Pre-Sale Notes Receivable) such other instruments as may be necessary or required by Lender in order to create, maintain, perfect or protect a lien or security interest in any collateral relating to any Financed Note Receivable or Financed Pre-Sale Notes Receivable as described in the Receivables Loan Documents, including, without limitation, the original of the Financed Notes Receivable and Financed Pre-Sale Notes Receivable endorsed over to Lender, an absolute and unconditional assignment of Interval Mortgage for each Interval for which a Financed Note Receivable or Financed Pre-Sale Notes Receivable has been endorsed to Lender, together with all deposits, accounts, accounts receivables, loan accounts, and general intangibles and the proceeds of all of the foregoing related to any Financed Note Receivable or Financed Pre-Sale Notes Receivable and UCC-1 Financing Statements executed in connection with the foregoing.

     2.5  Representations and Warranties.  The representations and warranties
          ------------------------------
and covenants contained herein and in the Receivables Loan Documents for such Receivables Loan shall be true, correct and complete in all material respects on and as of the Receivables Loan Closing Date for such Receivables Loan.

     2.6  No Termination Events.  No Termination Event as defined hereunder
          ---------------------
shall be in existence as of the Receivables Loan Closing Date for such Receivables Loan.

     2.7  Performance of Agreements.  Vistana and the Eligible Vistana
          -------------------------
Subsidiary shall have performed all agreements, paid all fees, costs and expenses and satisfied all conditions which this Agreement or any Receivables Loan Document for such Receivables Loan provides shall be paid, performed or satisfied as of the Receivables Loan Closing Date for such Receivables Loan.

     2.8  Opinions of Counsel.  Lender shall have received from independent
          -------------------
counsel for Vistana and such Eligible Vistana Subsidiary, one or more closing opinions, each dated as of the Receivables Loan Closing Date for such Receivables Loan as to such matters in respect of Vistana, such Eligible Vistana Subsidiary, such Receivables Loan, the Receivables Loan Documents for such Receivables Loan, and such Eligible Resort as Lender may request in its reasonable discretion.

     2.9  Eligible Vistana Subsidiary.  Such Eligible Vistana Subsidiary shall
          ---------------------------
be acceptable to Lender in Lender's reasonable discretion, and Lender shall have received such financial statements, credit reports, UCC searches and other similar background information relating to such Eligible Vistana Subsidiary as Lender shall require in Lender's discretion. Such Eligible Vistana Subsidiary shall have provided Lender with copies of its organizational documents, and the same shall be acceptable to Lender in Lender's reasonable discretion. Lender acknowledges that an Eligible Vistana Subsidiary may be a newly formed entity with no credit history.

     2.10 Vistana Guaranties.  Vistana shall have executed and delivered to
          ------------------
Lender: (a) a guaranty of such Receivables Loan and all obligations of such Eligible Vistana Subsidiary under the Receivables Loan Documents for such Receivables Loan; (b) the Vistana Guaranty as set forth in Section 1.7 above; and (c) if (x) all or any portion of the proposed Receivables Loan will be used to finance Eligible Pre-Sale Notes Receivable in a Unit, building or applicable Phase of an Eligible Resort for which Completion of construction has not yet occurred or will not occur prior to the proposed Receivables Loan Closing Date, and (y) Lender does not have outstanding a construction loan which provides financing for, and is secured by a mortgage lien on, the Uncompleted Phase, the Vistana Completion Guaranty described in Section 2.2(b)(i) of this Agreement.

     2.11 Cross Collateralization.  The Receivables Loan Documents for each
          -----------------------
Receivables Loan shall provide that the collateral securing such Receivables Loan and the guaranties of Vistana for such Receivables Loan shall secure such Receivables Loan and any other Receivables Loans for the same Eligible Resort but not for any other Eligible Resort. The collateral securing each such Receivables Loan shall not secure any acquisition or construction loans by Lender to an Eligible Vistana Subsidiary for the subject Eligible Resort or for any other Eligible Resort. Notwithstanding the foregoing, Vistana acknowledges and hereby ratifies and affirms that the Receivables Loan extended pursuant to the Receivable Loan Agreement dated as of July 31, 1997, by and between Lender and Vistana MB, Inc., as amended and restated as of the date hereof, which is included as part of the Master Vistana Resort Receivables Loan Facility subsequent to the Facility Closing Date pursuant to the terms hereof, which Receivables Loan is secured by Financed Notes Receivable or Financed Pre-Sale Notes Receivable originated by Vistana MB, Inc. at the Embassy Vacation Resort at Myrtle Beach, continues to be cross collateralized and cross-defaulted with the construction loan pursuant to the terms of the Construction Loan Agreement between Lender and Vistana MB, Inc. dated as of July 31, 1997, which construction loan is secured by a first priority Mortgage Assignment of Rents and Security Agreement dated as of July 31, 1997, as amended, encumbering the Embassy Vacation Resort at Myrtle Beach.

     2.12  Intentionally Omitted.
           ---------------------

     2.13  Intentionally Omitted.
           ---------------------

     2.14  Expenses.  Vistana and the Eligible Vistana Subsidiary for such
           --------
Receivables Loan shall have paid all Costs incurred by or on behalf of Lender in connection with such Receivables Loan.

     2.15  Proceedings Satisfactory.  Such Receivables Loan and such Eligible
           ------------------------
Resort, all Receivables Loan Documents in respect thereof, and all due diligence information in respect thereof shall be satisfactory to Lender in Lender's reasonable discretion. Lender and its counsel shall have received copies of such documents, instruments and information as Lender or its counsel may request in connection therewith, and all such documents, instruments and information shall be in form and substance satisfactory to Lender and its counsel.

SECTION 3.  COVENANTS

     Vistana hereby covenants to Lender that:

     3.1   Financial Covenants.  On and after the Facility Closing Date and so
           -------------------
long as any Receivables Loan shall be outstanding or there are any outstanding obligations of Vistana under any guarantee of any such Receivables Loan, Vistana will comply with the applicable covenants set forth in the Receivables Loan Documents for each Receivables Loan and maintain Vistana's Minimum Net Worth from and after the Facility Closing Date.

     3.2   Compliance with Laws.   As of the date hereof and as of the date on
           --------------------
which any Receivables Loan is extended to an Eligible Vistana Subsidiary hereunder, Vistana shall comply with, conform to and obey each and every judgment, law, statute, rule and governmental regulation applicable to it and each indenture, order, instrument, agreement or document to which it is a party or by which it is bound except where the failure to comply would not have a Material Adverse Effect.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

     Vistana hereby represents and warrants to Lender as of the date hereof and as of the date on which any Receivables Loan is extended to an Eligible Vistana Subsidiary hereunder:

     4.1  Existence.  Vistana is a Florida corporation duly formed, validly
          ---------
existing and in good standing under the laws of the State of Florida with its principal place of business at Orlando, Florida. Vistana is authorized to transact business in the State of Florida and in each other state where the failure to so comply would have a Material Adverse Effect.

     4.2  Authorization and Enforceability.
          --------------------------------

          (a)  Execution.  This Agreement has been duly authorized, executed and
               ---------
delivered and constitutes the duly authorized, valid and legally binding obligations of Vistana, enforceable against Vistana in accordance with its terms.

          (b)  Other Agreements.  The execution, delivery and compliance with
               ----------------
the terms and provisions of this Agreement, will not (i) to the best of Vistana's knowledge, violate any applicable law or regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Vistana is bound.

     4.3  Financial Statements and Business Condition.  The most recent annual
          -------------------------------------------
consolidated and consolidating and quarterly consolidated financial statements of Vistana and its consolidated subsidiaries have been delivered to Lender and fairly present the financial condition and (if applicable) results of operations of such Persons as of the date or dates thereof and for the periods covered thereby. Lender acknowledges that Vistana's Form 10-Q and 10-K quarterly and annual financial statements are acceptable to Lender to satisfy the annual and quarterly consolidated financial statements requirements for Vistana, Inc. Except for any such changes heretofore expressly disclosed in writing to Lender, there has been no material adverse change in the financial condition of Vistana or its consolidated subsidiaries from the financial condition shown in such consolidated financial statements. Vistana is able to pay all of its debts as they become due, and Vistana shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of Vistana.
Vistana's obligations under this Agreement will not render it unable to pay its debts as they become due.

     4.4  Litigation and Proceedings.  Except as previously disclosed to Lender
          --------------------------
in writing (which disclosures shall be satisfactory to Lender in its reasonable determination), there are no actions, suits, proceedings, orders or injunctions pending or, to the best of Vistana's knowledge, threatened against or affecting Vistana or any Affiliate, at law or in equity, or before or by any Governmental Authority which if adversely determined would have a Material Adverse Effect. Neither Vistana nor any Affiliate has received any notice from any court or Governmental Authority alleging that such Person or any Affiliate has violated any applicable Governmental Regulation, any of the rules or regulations thereunder, or any other applicable laws, the result of which, if adversely determined, would have a Material Adverse Effect. Vistana shall promptly inform Lender of (a) any litigation against Vistana or affecting any Eligible Resort, which, if determined adversely, is reasonably likely to have a Material Adverse Effect or might cause an Event of Default under a Receivables Loan or a Termination Event hereunder, (b) any claim or controversy which is reasonably likely to become the subject of such litigation, and (c) any material adverse change in the financial condition of Vistana.

     4.5  No Breach or Default.  The consummation of the transactions
          --------------------
contemplated hereby, and the performance of any of the terms and conditions hereof, will not result in a breach of, or constitute a default in, Vistana's organizational documents or in any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement or other agreement to which Vistana is a party or by which Vistana may be bound or affected where such breach or default would have a Material Adverse Effect. Vistana is not in default of any order of any court or any applicable requirement of any Governmental Authority which default would have a Material Adverse Effect.

     4.6  Licenses and Permits.  Vistana possesses all requisite franchises,
          --------------------
certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its business as now being conducted.

     4.7  Disclosure.  There is no fact of which Vistana is aware that Vistana
          ----------
has not disclosed to Lender in writing that could have a Material Adverse Effect on the property, business or financial condition of Vistana.

     4.8  Employee Benefit Plans.  Vistana is in compliance in all material
          ----------------------
respects with all applicable provisions of the Employee Retirement Income Security Act, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof with respect to all employee benefit plans adopted by Vistana for the benefit of its employees. No material liability has been incurred by Vistana which remains unsatisfied for any funding obligation, taxes or penalties with respect to any such employee benefit plan.

     4.9  Year 2000.  Vistana has made an assessment of the microchip and
          ---------
computer-based systems and the software used in its business and based upon such assessment believes that it will be "Year 2000 Compliant" by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of Vistana are able to interpret, store, transmit receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Lender, Vistana shall provide to Lender such updated information as is requested regarding the status of its efforts to become Year 2000 Compliant.

SECTION 5.  REPORTING REQUIREMENTS

     So long as any Receivables Loan is outstanding or there are any outstanding obligations of Vistana under any guarantee in respect of a Receivables Loan, Vistana shall or shall cause the applicable Eligible Vistana Subsidiary to deliver to Lender the following:

     5.1  Monthly Reports.  Within fifteen (15) days after the end of each
          ---------------
calendar month, reports (on a Resort by Resort basis) showing through the end of the preceding month, (i) the following information with respect to each Financed Pre-Sale Note Receivable and each Financed Note Receivable: (A) the opening and closing balances, (B) all payments received allocated to interest, principal, late charges, taxes or the like, (C) the rate of interest, (D) an itemization of delinquencies, extensions, refinances, prepayments, upgrades, payoffs, cancellations and other adjustments, (E) the remaining term, (F) the nature and status of any claims asserted or legal action pending with respect thereto, (G) identification of the Resort at which the Interval related to the Financed Pre-Sale Note Receivable or Financed Note Receivable is located, and (H) the aggregate principal balances of Financed Notes Receivable and Financed Pre-Sale Notes Receivable executed by Purchasers not residing in the U.S. or Canada; and
(ii) the weighted average interest rate and the average remaining term of all Financed Pre-Sale Notes Receivable and Financed Notes Receivable.

     5.2  Sales and Inventory Reports.  Within twenty-five (25) days after the
          ---------------------------
end of each calendar month and quarter, a monthly or quarterly report (on a Resort by Resort basis) showing all sales and cancellations of sales of Intervals for each Eligible Resort as to which a Receivables Loan is outstanding hereunder, in form and content satisfactory to Lender; and within thirty (30) days after the end of each Fiscal Year, an annual sales and inventory report for each Eligible Resort detailing the sales of all Intervals during such Fiscal Year and the available inventory of Units and Intervals, certified by Vistana or the applicable Eligible Vistana Subsidiary to be true, correct and complete and otherwise in the form approved by Lender.

     5.3  Quarterly Financial Reports.  Within forty-five (45) days after the
          ---------------------------
end of each fiscal quarterly period, unaudited financial statements of Vistana and each Eligible Vistana Subsidiary that is an obligor under a Receivables Loan, certified by the chief financial officer, chief operating officer or chief accounting officer of Vistana or the applicable eligible Vistana Subsidiary to be true and correct, as Lender acknowledges that Vistana's Form 10-Q quarterly financial statements are acceptable to Lender in satisfaction of the requirements of this Sectiion 5.3 with respect to Vistana.

     5.4  Year-End Financial Reports.  As soon as available and in any event
          --------------------------
within one hundred and twenty (120) days after the end of each Fiscal Year of Vistana and each Eligible Vistana Subsidiary that is an obligor under a Receivables Loan: (i) the consolidated and consolidating balance sheets of Vistana and, to the extent provided to Lender in connection with Lender's initial approval of this facility, its consolidated subsidiaries and the balance sheets of each such Eligible Vistana Subsidiary as of the end of such year and the related consolidated and consolidating statements of income and cash flow for such fiscal year for Vistana and to the extent provided to Lender in connection with Lender's initial approval of this facility, its consolidated subsidiaries and the related statements of income and cash flow for such Fiscal Year for each such Eligible Vistana Subsidiary; (ii) a schedule of all outstanding Indebtedness of Vistana and such Eligible Vistana Subsidiary describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan which separate schedule may be part of the balance sheet; (iii) in the case of Vistana, copies of reports from a firm of independent certified public accountants, selected by Vistana, which reports shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of Vistana and its consolidated subsidiaries, as of the dates indicated and the results of Vistana's operations and cash flow for the periods indicated in conformity with GAAP; and (iv) in the case of each such Eligible Subsidiary, a certificate from the chief financial officer or chief operating officer of Vistana certifying that such financial statements present fairly the financial position of such Eligible Vistana Subsidiary, as of the dates indicated and the results of such Eligible Vistana Subsidiary's operations for the periods indicated in conformity with such Eligible Vistana Subsidiary's current preparation of these reports. Lender acknowledges that Vistana's Form 10-Q and 10-K quarterly and annual financial statements are acceptable to Lender for Vistana's financial statements required by this Section 5.4.

     5.5  Audit Reports.  Promptly upon receipt thereof, one (1) copy of each
          -------------
other report submitted to Vistana or each Eligible Vistana Subsidiary that is an obligor under a Receivables Loan by independent public accountants in connection with any annual audit made by them of the books of Vistana or such Eligible Vistana Subsidiary.

     5.6  Other Reports.  Such other reports, statements, notices or written
          -------------
communications relating to Vistana or such Eligible Vistana Subsidiary, as Lender may require, in its reasonable discretion.

     5.7  SEC Reports.  Promptly upon their becoming available one (1) copy of
          -----------
each financial statement, report, notice or proxy statement sent by Vistana to security holders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Vistana with, or received by Vistana in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

     5.8  Notice of Litigation, Claims, and Financial Change.  Notice of (i)
          --------------------------------------------------
any litigation against Vistana or any Eligible Vistana Subsidiary affecting any Eligible Resort, which, if determined adversely, is reasonably likely to have a Material Adverse Effect or is reasonably likely to cause an Event of Default under a Receivables Loan or a Termination Event hereunder, (ii) any claim or controversy which is reasonably likely to become the subject of such litigation, and (iii) any material adverse change in the financial condition of Vistana or any Eligible Vistana Subsidiary that is an obligor under a Receivables Loan.

SECTION 6.  TERMINATION EVENTS

     6.1  Termination Events.  A "Termination Event" shall exist hereunder upon
          ------------------
the occurrence and during the continuance of any one or more of the following:

          (a)  Events:
               ------

               (i) Vistana does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

               (ii) Vistana commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws; or

               (iii) Vistana in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or

               (iv) Vistana conceals, removes, or permits to be concealed or removed any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

               (v) Vistana has a trustee, receiver, custodian or other similar official appointed for, or take possession of, all or any part of its property or has any court take jurisdiction of any other of its property which continues for a period of sixty (60) days (except where a shorter period is specified in the immediately following subparagraph (vi)); or

               (vi)   Vistana fails to have discharged within a period of sixty
(60) days any attachment, sequestration, or similar writ levied upon any property of such owner; or

               (vii) Vistana fails to pay within sixty (60) days of issuance or entry any final money judgment, after appeal, any tax, lien, or attachment in the amount of One Hundred Thousand Dollars and 00/100 ($100,000) or greater; or

               (viii) a Declared Default by Vistana, any Eligible Vistana Subsidiary or a wholly-owned Affiliate of Vistana or of any Eligible Vistana Subsidiary under the terms of any Indebtedness in an aggregate principal amount in excess of $5,000,000 in one or a series of related or unrelated transactions; or

               (ix)   Vistana fails to maintain Vistana's Minimum Net Worth; or

               (x) any statements, representations, warranties or covenants of Vistana in this Agreement or any financial statement or any other writing delivered by Vistana to Lender in connection with this Agreement is false, misleading or incorrect in any material respect as of the date made; provided, however, that such occurrence shall not constitute a Termination Event unless the actual conditions have a reasonable likelihood of adversely and materially affecting any of the collateral for any Receivables Loan, or business or financial condition of Vistana or the ability of Vistana to perform its obligations under this Agreement or any Receivables Loan Documents.

          (b) A Declared Default by Vistana, any Eligible Vistana Subsidiary or a wholly-owned Affiliate of Vistana or of any Eligible Vistana Subsidiary in the payment of any Indebtedness owed to Lender shall constitute a Termination Event hereunder without regard to any dollar threshold or any notice and cure provisions granted to Vistana pursuant to the terms hereof.

     Notwithstanding the foregoing provisions of this 6.1(b) to the contrary, a Termination Event hereunder shall not be deemed to exist if within thirty (30) days following a Declared Default by Vistana, by any Eligible Vistana Subsidiary or by a wholly-owned Affiliate of Vistana or of any Eligible Vistana Subsidiary in the payment of any Indebtedness owed to Lender, Vistana, the Eligible Vistana Subsidiary or the wholly-owned Affiliate of Vistana or of the Eligible Vistana Subsidiary which is the borrower with respect to the Indebtedness the failure to pay which has given rise to the Declared Default pays Lender the total amount of the Indebtedness as to which such occurrences pertained, together with any accrued but unpaid interest thereon and any other amounts advanced by or otherwise owed to Lender in connection with such Indebtedness.

SECTION 7.  RIGHTS AND REMEDIES OF LENDER

     7.1  Rights of Lender.
          ----------------

     Upon the occurrence of a Termination Event of the type described in Section 6.1(a) or 6.1(b) hereof, Lender shall have the right (i) to declare all of the Receivables Loans for all Eligible Resorts and any Indebtedness owed to Lender with respect to this Master Vistana Resort Receivables Loan Facility immediately due and payable, together with interest accrued thereon, and any costs, fees and charges in connection therewith, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, (ii) to terminate Lender's obligation to extend future Receivables Loans, Lender's obligations to make Receivables Advances under existing Receivables Loans and all other obligations of Lender under this Agreement and under the Receivables Loan Documents for any Phase (or portion thereof) of any Eligible Resort, and (iii) to exercise such remedies under or in respect of the Receivables Loan Documents for any Phase (or portion thereof) of any Eligible Resort, this Agreement and the Vistana Guaranty as may be permitted thereunder or under applicable law, all as more particularly set forth in the Receivables Loan Documents for any Eligible Resort, this Agreement and the Vistana Guaranty.

     7.2  No Waiver or Exhaustion.  No waiver by Lender of any of its rights
          -----------------------
or remedies hereunder, in the Receivables Loan Documents, under any Indebtedness owed to Lender by Vistana, any Eligible Vistana Subsidiary or by a wholly-owned Affiliate of Vistana or of any Eligible Vistana Subsidiary, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

     7.3  Marshalling Waiver.  Vistana waives any and all rights to require the
          ------------------
marshalling of assets in connection with the exercise of any of the remedies hereunder.

SECTION 8.  MISCELLANEOUS

     8.1  Notices.  Any notice or other communication required or permitted to
          -------
be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, or sent by overnight courier, or sent by registered or certified U.S. Mail return receipt requested, and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a Business Day otherwise, on the next Business Day; provided that a confirmation of the receipt
                                     --------
of any such telecopy is obtained and retained by the sending party and that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first Business Day after delivery to the courier; or
(d) if by certified or registered U.S. Mail, return receipt requested, on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Vistana:      Vistana, Inc.
                         Attn: Chief Financial Officer
                         8801 Vistana Centre Drive
                         Orlando, Florida 32821-6353
                         Telecopy: (407) 239-3198

With a Copy to:          Vistana, Inc.

                         Attn: Susan Werth, Esq.
                         701 Brickell Avenue
                         Suite 2100
                         Miami, Florida 33131
                         Telecopy: (305) 374-7159

Notices to Lender:       Heller Financial, Inc.
                         Attn:   Portfolio Manager, Vacation Ownership Finance
                                 Loan No. 98-151
                         500 West Monroe Street
                         Chicago, Illinois 60661
                         Telecopy: (312) 441-7924

With a copy to:          Heller Financial, Inc.
                         Attn:  Vacation Ownership Legal Representative
                                 Loan No. 98-151
                         500 West Monroe Street
                         Chicago, Illinois 60661
                         Telecopy: (312) 441-7872

     8.2  Entire Agreement and Modifications.  This Agreement and the
          ----------------------------------
Receivables Loan Documents constitute the entire understanding and agreement between the undersigned with respect to the transactions arising in connection with the Receivables Loans and supersede all prior written or oral understandings and agreements between the undersigned in connection therewith. No provision of this Agreement or the Receivables Loan Documents may be modified, waived, terminated, supplemented, changed or amended except by a written instrument executed by all parties hereto or thereto. Notwithstanding the foregoing, in the event there is a conflict between this Agreement and the Receivables Loan Documents with respect to a certain Receivables Loan, the terms of the Receivables Loan Documents for such Receivables Loan shall govern.

     8.3  Severability.  In case any of the provisions of this Agreement shall
          ------------
for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     8.4  Election of Remedies.  Lender shall have all of the rights and
          --------------------
remedies granted herein and in the Receivables Loan Documents and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Vistana, any Eligible Vistana Subsidiary, or any property or other collateral subject to the Receivables Loan Documents, at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

     8.5   Form and Substance.  All documents, certificates, insurance
           ------------------
policies, evidence, and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender in Lender's reasonable discretion.

     8.6   No Third Party Beneficiary.  This Agreement is for the sole benefit
           --------------------------
of Lender and Vistana and is not for the benefit of any third party.

     8.7   Vistana in Control.  In no event shall Lender's rights and interests
           ------------------
under the Receivables Loan Documents be construed to give Lender the right to, or be deemed to indicate that Lender is in control of the business, management or properties of Vistana or any Eligible Vistana Subsidiary or has power over the daily management functions and operating decisions made by Vistana.

     8.8   Number and Gender.  Whenever used herein, the singular number shall
           -----------------
include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

     8.9   Captions.  The captions, headings, and arrangements used in this
           --------
Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

     8.10  Applicable Law.  This Agreement shall be governed by and construed
           --------------
in accordance with the laws of the State of Illinois (without regard to conflicts of law principles) and the laws of the United States applicable to transactions within such state.

     8.11  Venue.  VISTANA HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR
           -----
FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. VISTANA EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. VISTANA HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON VISTANA BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO VISTANA, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

     8.12  Jury Trial Waiver.  VISTANA AND LENDER HEREBY WAIVE THEIR
           -----------------
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION

BASED UPON OR ARISING OUT OF THIS AGREEMENT. VISTANA AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. VISTANA AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     8.13  Attorneys' Fees.  In any action hereunder between the parties
           ---------------
hereto, the prevailing party shall be entitled to reasonable attorneys' fees and costs including those for pretrial, trial and appellate proceedings.

     8.14  Counterparts.  This Agreement may be signed in multiple
           ------------
counterparts which taken together shall constitute the entire agreement between the parties.

     8.15  Participating Lenders.  Lender shall have the right to designate up
           ---------------------
to three participating lenders and to grant to such participating lenders undivided participation interests in this Master Vistana Resort Receivables Loan Facility or in any one or more of the Receivables Loans, on terms and conditions satisfactory to Lender. Lender shall provide Vistana with the name of each such proposed participating lender and Vistana shall have the right to approve each such participating lender (such approval not to be unreasonably withheld) for a period of four (4) Business Days after written notice is provided by Lender to Vistana. It would be reasonable for Vistana to withhold its consent in the event the potential participating lender is a timeshare developer (not including a lender that has taken back timeshare assets as a result of a defaulted timeshare related loan or credit facility), a timeshare exchange company or hospitality industry company. Such participating lenders shall communicate and deal only with Lender with respect to such participating lenders' participation interests in this Master Vistana Resort Receivables Loan Facility, and neither Vistana nor any Eligible Vistana Subsidiary shall be required to deal with any participating lender unless such participating lender accompanies Lender on any inspection or site visit. Neither Vistana nor any Eligible Vistana Subsidiary shall be liable hereunder to make any payment to any participating lender or incur any related expenses as a result of such participation arrangement. The Lender may furnish any information concerning Vistana or the transactions contemplated herein in the possession of Lender from time to time to such participating lenders (including prospective participating lenders which are not a timeshare developer, timeshare exchange company or hospitality industry company), provided that such participating lenders shall treat any such
          --------
information as "confidential."

     8.16  Consent to Advertising and Publicity.  Lender may issue and
           ------------------------------------
disseminate to the public press releases and other information describing the credit accommodations entered into pursuant to this Agreement and/or pursuant to any Receivables Loan, provided that Vistana shall approve the description of
                      --------
such credit
accommodation and the timing of such announcement, which approval shall not be unreasonably withheld.

  IN WITNESS WHEREOF, the parties set their hands as of the date above first written.

                                 LENDER:

                                 HELLER FINANCIAL, INC.


                                        /s/ Lisa J. Hansen
                                 By:   _________________________________
                                        Lisa J. Hansen
                                 Name: _________________________________
                                        Assistant Vice President
                                 Its:  _________________________________



                                 VISTANA:

                                 VISTANA, INC., a Florida corporation


                                        /s/ Susan Werth
                                 By:   __________________________________
                                 Name: Susan Werth
                                 Its:  Senior Vice President and General Counsel

                                   APPENDIX
                                   --------

                                 DEFINED TERMS
                                 -------------

     For purposes of this Agreement, the following terms shall have the respective meanings assigned to them:

     AFFILIATE. Any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with Vistana, any officer, director, partner or shareholder of Vistana, or any relative of any of the foregoing. The term "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     AGREEMENT.  First paragraph of this Agreement.

     BUSINESS DAY. The term "business day" shall mean a day which is not a Saturday or Sunday on which banks are open for business in Illinois and Florida.

     CLOSE OF PRE-SALE ESCROW DATE. With respect to any Receivables Loan, the date on which the close of the pre-sale escrow for a particular Phase of an Eligible Resort (or portion thereof) occurs as more particularly described in the applicable Document Escrow Agreement and on which the Pre-Sale Credit Period for such particular Phase (or portion thereof) terminates.

     COMMITTED FACILITIES. Amenities promised to Purchasers pursuant to the Purchase Documents, sales materials or the applicable public offering statement approved by the applicable Governmental Authority.

     COMMITMENT FEE.  A commitment fee which is payable in accordance with
Section 1.5 hereof.

     COMPLETION. The substantial completion of the referenced improvements, in accordance with the requirements of the applicable Purchase Documents as evidenced by (i) a temporary certificate of occupancy (or its equivalent), if applicable, or otherwise a certificate of occupancy permitting legal occupancy thereof in the respective completed improvements, issued by the local Governmental Authority with jurisdiction over construction of such improvements,
(ii) a certificate of the Eligible Vistana Subsidiary regarding completion of such improvements, (iii) a certificate of an independent inspector if applicable, pursuant to the terms of Section 2.2(b)(i) above, and (iv) such other documents or certifications as may be required pursuant to the applicable Purchase Documents.

     CONTROL.  As defined in the definition of "Affiliate."

     COSTS. All actual and reasonable expenditures and expenses which may be paid or incurred by or on behalf of Lender in connection with the documentation, modification, workout, collection or enforcement of any Receivables Loan or any of the Receivables Loan Documents. Notwithstanding the foregoing, Costs payable on the date of the initial Receivables Advance shall be limited to (i) the reasonable fees and costs of Lender's attorneys (including Lender's inside counsel) in connection with the documentation of the Receivables Loan and the due diligence review of Borrower's deliveries; (ii) Lender's reasonable due diligence and related travel expenses; and (iii) all applicable title, filing and recording fees and other closing costs. The cost of obtaining an appraisal shall be paid by Lender and the cost of any inspector, if applicable, shall be shared equally by Lender and Vistana or the Eligible Vistana Subsidiary.

     DEBTOR RELIEF LAWS. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

     DECLARATION. With respect to any Eligible Resort, that certain condominium or other Lender approved project related declaration to be recorded in the appropriate land records office of the applicable Governmental Authority in which such Eligible Resort is located, pursuant to which a condominium or other Lender approved project related regime will be created in and for such Eligible Resort.

     DECLARED DEFAULT. With respect to any Person at any date, a default under any instrument evidencing any Indebtedness for which (i) such Person has received written notice of default by the holder of such Indebtedness and (ii) said default has not been cured by such Person or waived in writing by the holder of such Indebtedness, and the period for cure, if any, has expired.

     DOCUMENT ESCROW. An escrow arrangement pursuant to the Document Escrow Agreement for each Eligible Resort as set forth pursuant to the Receivables Loan Documents which contains certain instruments related to the sale of Intervals at such Eligible Resort during the Pre-Sale Credit Period in accordance with the terms of the Receivables Loan Documents for such Eligible Resort.

     DOCUMENT ESCROW AGENT. An independent third party approved by Lender, pursuant to the terms of the Document Escrow Agreement for each Eligible Resort for which there are Financed Pre-Sale Notes Receivable.

     DOCUMENT ESCROW AGREEMENT. An agreement among the applicable Eligible Vistana Subsidiary and the applicable Document Escrow Agent or an independent third party, approved by Lender for each Eligible Resort for which there are Financed Pre-Sale Notes Receivable, which provides for the escrow of certain instruments arising from the sale of Intervals at such Eligible Resort by the applicable Eligible Vistana Subsidiary during the Pre-Sale Credit Period in accordance with the terms of the Receivables Loan Agreement for such Eligible Resort.

     ELIGIBLE NOTE RECEIVABLE. Each Note Receivable satisfying all of the requirements set forth in this Agreement, and all of the following criteria:

     (A) Payments due under the Note Receivable shall be self-amortizing and payable in monthly installments; and the Note Receivable shall have an original term of no more than eighty-four (84) months; provided, however, up to fifteen percent (15%) of the aggregate principal balance of all Financed Notes Receivable for any Receivables Loans may at any time be comprised of Notes Receivable having an original term of not greater than one hundred and twenty (120) months;

     (B) Purchaser has made a cash down payment of at least ten percent (10%) of the actual purchase price of the Interval and no part of such payment has been made or loaned to Purchaser by Vistana, an Eligible Vistana Subsidiary or an Affiliate;

     (C) No installment is more than thirty (30) days past due on a contractual basis at the time of assignment to Lender, nor becomes more than sixty (60) days past due on a contractual basis thereafter as measured on the last day of each month;

     (D) The weighted average interest rate of all Financed Notes Receivable for the applicable Receivables Loan is no less than 3% per annum above the Interest Rate;

     (E) The Unit with respect to the Interval purchased has been completed in accordance with the Purchase Documents therefor;

     (F) All Committed Facilities, as represented, in the applicable Declaration, sales prospectus, applicable public offering statement or Purchase Documents for the applicable Phase of the applicable Eligible Resort have been completed and such Committed Facilities are available for use by all Purchasers;

     (G) The Note Receivable arises from the bona fide sale by the Eligible Vistana Subsidiary of a fee simple interest timeshare Interval at the Eligible Resort;

     (H) The Interval Mortgage which encumbers the Interval related to the Note Receivable is insured under an Interval Mortgagee Title Insurance Policy acceptable to Lender subject only to those exceptions to title as Lender approves;

     (I) The Intervals in the approved Phase of the applicable Eligible Resort shall not have been made a part of, or been contributed as inventory to, a vacation club or multisite timeshare plan of any type (a "Club") other than a Club (A) operated and controlled by Vistana or an Eligible Vistana Subsidiary, a Club operated under a "Promus" brand name, or another Club of similar quality; and (B) the legal structure and other aspects of which have been approved in writing by Lender, in its sole and absolute discretion. The term Club shall not include customers who voluntarily exchange Intervals through an external timeshare exchange program;

     (J) The Note Receivable is secured by a first priority Interval Mortgage encumbering the related Interval, and such sale is evidenced by Purchase Documents;

     (K) The Purchaser is not an Affiliate of, related to or employed by the Eligible Vistana Subsidiary or Vistana;

     (L) The Note Receivable is free and clear of adverse claims, liens and encumbrances and is not currently, nor shall it be potentially in the future, subject to any claims of rescission, invalidity, unenforceability, illegality, defense, offset or counterclaim;

     (M) The Purchaser of the Interval shall not have purchased, nor contracted to purchase, more than four (4) Intervals located at the same applicable Eligible Resort which are the subject of any Receivables Advances made under the subject Receivables Loan;

     (N)  Payments are to be in legal tender of the United States;

     (O) The Note Receivable and the Purchase Documents are valid, genuine and enforceable against the obligor thereunder, and such obligor has not assigned his or her interest thereunder;

     (P) At least 80% of the outstanding principal amount of all Notes Receivable from all Eligible Resorts arises from Purchasers who are U.S. or Canadian residents; provided, however, that no more than 10% of the outstanding principal balance of all Notes Receivable shall arise from any single foreign country; and further provided that with respect to any Vistana Resort located in Orlando which may become the subject of a Receivables Loan at least 70% of the outstanding principal amount of all Notes Receivable arising from an approved Phase at any such Vistana Resort must arise from Purchasers who are U.S. or Canadian residents;

     (Q) Payments have been made by the obligor under the Note Receivable and not by Vistana, an Eligible Vistana Subsidiary or any Affiliate of Vistana or an Eligible Vistana Subsidiary on the obligor's behalf; and

     (R) The terms of the Note Receivable and Purchase Documents comply with all applicable federal and state laws and regulations.

     ELIGIBLE PRE-SALE NOTE RECEIVABLE. Each Pre-Sale Note Receivable satisfying all of the criteria listed in subparagraphs (a) through (d), and (i) through (r) in the above-referenced definition of Eligible Note Receivable, as well as any other requirements set forth in the applicable Receivables Loan Agreement. In addition, each Pre-Sale Note Receivable shall satisfy the following additional criteria:

     (A) The Unit or building with respect to the Interval purchased will be completed in accordance with the related Purchase Documents therefor, but in no event later than eighteen (18) months after the date of such related Purchase Documents;

     (B) All Committed Facilities in the applicable Phase of the subject Eligible Resort, will be completed and such Committed Facilities will be available for use by such Purchasers prior to occupancy of the first Unit or building in such Phase;

     (C) During the applicable Pre-Sale Credit Periods with respect to any Receivables Loan, the Interval Mortgage and the assignment of Interval Mortgage related to the subject Pre-Sale Note Receivable as well as the related warranty deed to the Purchaser shall all be properly executed and held in the Document Escrow by Document Escrow Agent pursuant to the terms of the Document Escrow Agreement in effect with respect to the applicable Receivables Loan Documents and recorded in the official records of the county in which the Eligible Resort is located within sixty (60) days after the Close of Pre-Sale Escrow Date for the subject Phase, subject to extension if Document Escrow Agent is proceeding diligently and in good faith to record the documents and the delay is beyond the Eligible Vistana Subsidiary's or Vistana's control at the recording office, but in no event shall such period be extended for more than one hundred twenty (120) days after the termination of the Pre-Sale Credit Period for the subject Phase;

     (D) During the applicable Pre-Sale Credit Period for the subject Receivables Loan, a mortgagee's title insurance commitment or a pro-forma mortgagee's title insurance policy acceptable to Lender indicating (that upon recording the appropriate documents after the Pre-Sale Credit Period for the subject Phase terminates) the first mortgage-lien priority of each of the Interval Mortgages assigned to Lender each which Interval Mortgage shall be related to the Pre-Sale Note Receivable, shall be properly executed and held in the Document Escrow by the Document Escrow Agent pursuant to the terms of the Document Escrow Agreement in effect with respect to the applicable Receivables Loan and each such mortgagee's title insurance commitment or pro-forma mortgagee's title insurance policy shall be delivered to Lender within sixty (60) days after the Close of Pre-Sale Escrow Date for the subject Receivables Loan, subject to extension if Document Escrow Agent is proceeding diligently and in good faith to record the documents and the delay is beyond the Eligible Vistana Subsidiary's or Vistana's control at the recording office, but in no event shall such period be extended for more than one hundred twenty (120) days after the termination of the Pre-Sale Credit Period for the subject Phase. Within a reasonable time thereafter an Interval Mortgagee Title Insurance Policy shall be provided to Lender for each Interval Mortgage assigned to Lender in connection with any Receivables Loan; and

     (E) The obligor under such Pre-Sale Note Receivable has no presently exerciseable statutory, contractual, or other right to cancel or rescind his or her purchase of the related Interval for any reason.

     ELIGIBLE RESORT. (a) With respect to a proposed Receivables Loan to finance Eligible Pre-Sale Notes Receivable, any of (i) Phases 1 and 2 of the Embassy Vacation Resort at Myrtle Beach (Myrtle Beach, SC), Phase 1 of the Embassy Vacation Resort at Scottsdale (Scottsdale, Arizona), Phase 1 of Lakeside Terrace Condominiums (Vail, Colorado), and (ii) any Phase of a Resort for which particular Phase Lender has made a Resort Loan (as that term is defined in the Master Construction Loan Facility), and such Resort Loan is or will be outstanding as of the Receivables Loan Closing Date and any other specific Phase or Phases of a Resort or Resorts for which specific Phase or Phases Vistana from time to time requests and Lender thereafter approves in its sole discretion based on its review of the due diligence information required to be provided by Vistana or the Eligible Vistana Subsidiary as a condition precedent for such specific Phase or Phases to qualify as an approved Phase or Phases of an Eligible Resort for purposes of this Agreement; (b) With respect to a proposed Receivables Loan to finance Eligible Notes Receivable, any of (i) any Phase of a Resort for which Lender has made a Resort Loan (as that term is defined in the Master Construction Loan Facility) and such Resort Loan is or will be outstanding as of the Receivables Loan Closing Date, and (ii) the Resorts for which Lender has previously granted Vistana or an Eligible Vistana Subsidiary a receivables loan (subject to updated due diligence requirements to be satisfied by Vistana or the Eligible Vistana Subsidiary in Lender's reasonable discretion and an agreed upon minimum aggregate principal balance of Eligible Notes Receivable for any particular Phase of such a Resort to be assigned to Lender as collateral for such Receivables Loan) including the following: Embassy Vacation Resort at Myrtle Beach (Myrtle Beach, SC), Vistana Lakes Condominiums (Orlando, Florida), Vistana Cascades Condominium (Orlando, Florida), Vistana Springs (Orlando, Florida), Vistana Fountains (Orlando, Florida), Vistana Spa (Orlando, Florida), Vistana Condominium (Orlando, Florida), Vistana Fountains II (Orlando, Florida) and Vistana Beach Club (Hutchinson Island, Florida) and any other specific Phase or Phases of a Resort or Resorts for which specific Phase or Phases Vistana from time to time requests and Lender thereafter approves in its sole discretion based on its review of the due diligence information required to be provided by Vistana or an Eligible Vistana Subsidiary as a condition precedent for such specific Phase or Phases to qualify as an approved Phase or Phases of an Eligible Resort for purposes of this Agreement.

     ELIGIBLE VISTANA SUBSIDIARY. With respect to any Eligible Resort, a subsidiary of Vistana (which may be a corporation, limited liability company or limited partnership), (a) all of whose capital stock and other equity interests are wholly owned directly or indirectly by Vistana, and (b) whose sole business is the ownership, construction, development, operation and management of one or more resorts (including at least one (1) Eligible Resort) and the sale and financing of Intervals in respect thereof.

     EVENT OF DEFAULT. Has the meaning set forth in each applicable Receivables Loan Agreement.

     FACILITY CLOSING DATE. December 30, 1998.

     FINANCED NOTE RECEIVABLE. Any Eligible Note Receivable as to which a Receivables Advance has been made and which has been assigned and delivered to Lender as security for the subject Receivables Loan.

     FINANCED PRE-SALE NOTE RECEIVABLE. Any Eligible Pre-Sale Note Receivable as to which a Receivables Advance has been made and which has been assigned to Lender, delivered to the applicable Document Escrow Agent in accordance with the applicable Document Escrow Agreement, and which shall be delivered to Lender as security for the subject Receivables Loan promptly after the Close of Pre-Sale Escrow Date.

     FUNDS ESCROW ACCOUNT. A deposit account in First Union National Bank or a financial institution acceptable to Lender pursuant to the applicable Funds Escrow Agreement which contains all deposits and payments related to the sale of Intervals at the subject Eligible Resort arising from each such sale or from payments pursuant to the related Pre-Sale Notes Receivable.

     FUNDS ESCROW AGENT. An independent third party, approved by Lender, pursuant to the terms of the applicable Funds Escrow Agreement for each Eligible Resort.

     FUNDS ESCROW AGREEMENT. An agreement among applicable the Eligible Vistana Subsidiary and applicable Funds Escrow Agent or an independent third party approved by Lender, for each Eligible Resort, including the applicable Direction-Pay-Letter from such Eligible Vistana Subsidiary to the applicable Funds Escrow Agent for the benefit of Lender, which provides for the escrow and disbursement of all deposits and payments made by Purchasers of Pre-Sale Notes Receivable in accordance with the terms of the Receivables Loan Agreement for such Eligible Resort.

     GAAP. Generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

     GOVERNMENTAL AUTHORITY. The United States of America, the states and counties in which any of the Eligible Resorts are located, the Bahamas and any other governmental authorities (including other foreign countries if approved by Lender as the location of an Eligible Resort) having jurisdiction over Vistana or any Eligible Vistana Subsidiary, any of the Eligible Resorts or any other property of either Vistana or any Eligible Vistana Subsidiary, or the sale of Intervals in any of the Eligible Resorts.

     GOVERNMENTAL REGULATIONS. All rules, regulations, ordinances, laws and statutes of any Governmental Authority which affect any one or more of the Eligible Resorts or the right of Vistana or any Eligible Vistana Subsidiary to sell Intervals.

     INDEBTEDNESS. With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, including, without limitation, any Receivables Loans and any pre-sale or other receivables financing, other than: (i) current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices; or (ii) liabilities incurred or to be incurred among, from, under or through one or a series of related or unrelated transactions each of which qualify for treatment as a "true sale" in accordance with FAS-125 issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants; (b) all obligations of such Person under capital leases; (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person; and (d) all liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     INTEREST RATE. A floating rate per annum equal to the Base Rate plus two hundred and sixty-five basis points, (2.65%) (the aggregate rate referred to as the "Interest Rate"). "Base Rate" shall mean the rate published each Business Day in The Wall Street Journal for notes maturing three (3) months after
       -----------------------
issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)". The Interest Rate for each calendar month shall be fixed based upon the Interest Rate published prior to and in effect on the first (1st) Business Day of such month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

     INTERVAL. An undivided fee simple ownership interest as tenants in common with all other Purchasers with respect to any Unit, with a right to use a Unit at an Eligible Resort for one week annually, or on an every other year basis, together with all appurtenant rights and interests as more particularly described in the applicable Timeshare Declaration or such other ownership interest as set forth in the applicable Receivables Loan Documents for an Eligible Resort.

     INTERVAL MORTGAGE. With respect to any Receivables Loan, a first-lien mortgage from a Purchaser to an Eligible Vistana Subsidiary securing payment under a Note Receivable or a Pre-Sale Note Receivable in respect to, and in connection with, the acquisition by such Purchaser of an Interval, encumbering title to such Interval.

     LENDER.  First paragraph of this Agreement.

     MATERIAL ADVERSE EFFECT. With respect to any event or circumstance, a material adverse effect on:

     (a) the business, assets, financial condition or operations of Vistana and its subsidiaries, taken as a whole;

     (b) the ability of Vistana or any Eligible Vistana Subsidiary to perform its respective obligations under this Agreement or any Receivables Loan Document to which it is a party;

     (c) the validity, enforceability or collectibility against Vistana or any Eligible Vistana Subsidiary of this Agreement or any Receivables Loan Document to which it is a party; or

     (d) the status, existence, perfection or priority of (i) Lender's security interest and lien in the collateral securing any Receivables Loan or (ii) any Eligible Vistana Subsidiary's ownership interest in any Eligible Resort.

     NOTE RECEIVABLE. A purchase money promissory note executed by a Purchaser of an Interval at an Eligible Resort, subsequent to the Pre-Sale Credit Period for such Eligible Resort, evidencing Purchaser's outstanding indebtedness and obligation to pay the applicable Eligible Vistana Subsidiary the balance of the purchase price due in connection with the purchase of such Interval.

     PERSON. Natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     PHASE.  Any phase of an Eligible Resort.

     PRE-SALE CREDIT PERIOD. With respect to any Receivables Loan, the period for a particular Phase (or portion thereof) of an Eligible Resort commencing on the later date to occur of the (a) Receivables Loan Closing Date for Intervals in such Phase (or portion thereof) or (b) the date the timeshare registration with the applicable Governmental Authority for the applicable Phase (or portion thereof) of an Eligible Resort is approved, and ending on the applicable Close of Pre-Sale Escrow Date.

     PRE-SALE NOTE RECEIVABLE. A purchase money promissory note executed by a Purchaser of an Interval at an Eligible Resort, during the Pre-Sale Credit Period for such Interval, evidencing Purchaser's outstanding indebtedness and obligation to pay the applicable Eligible Vistana Subsidiary the balance of the purchase price due in connection with the purchase of such Interval.

     PURCHASE DOCUMENTS. Any purchase contract and related sale and escrow documents executed and delivered by a Purchaser to an Eligible Vistana Subsidiary or Vistana with respect to the purchase of an Interval, including without limitation a Note Receivable or a Pre-Sale Note Receivable and an Interval Mortgage.

     PURCHASER.  Any Person who purchases one or more Intervals.

     RECEIVABLES ADVANCE. Proceeds of a Receivables Loan advanced from time to time by Lender to an Eligible Vistana Subsidiary or Vistana in accordance with the terms of this Agreement and the applicable Receivables Loan Documents.

     RECEIVABLES LOAN. With respect to any Eligible Resort, a loan from Lender to the Eligible Vistana Subsidiary made pursuant to Section 1.1 hereof.

     RECEIVABLES LOAN CLOSING DATE. With respect to any Receivables Loan, the date on which the Receivables Loan Documents for such Receivables Loan are signed and delivered and all conditions precedent in respect of the extension of such Receivables Loan to the applicable Eligible Vistana Subsidiary are satisfied or otherwise waived by Lender.

     RECEIVABLES LOAN DOCUMENTS. With respect to any Eligible Resort and the Receivables Loan in respect thereof, each of the following: (a) the receivables loan agreement for such Receivables Loan, (b) the receivables promissory note or notes for such Receivables Loan, (c) the guarantee of Vistana in respect of such Receivables Loan, (d) the assignment of Interval Mortgages, (e) the UCC-1 Financing Statements, (f) the respective Funds and Document Escrow Agreements and direction to pay letter, if any, (g) the hazardous material indemnity agreement in respect of such Eligible Resort and (h) such other collateral security documents as are customarily obtained by prudent receivables lenders.

     RESORT. Any property and the improvements and Committed Facilities existing or to be constructed thereon that (a) is owned or will be owned on the applicable Receivables Loan Closing Date by Vistana or an Eligible Vistana Subsidiary pursuant to the terms of a purchase agreement, (b) is or will be developed by Vistana or an Eligible Vistana Subsidiary, (c) is to be made subject to a condominium and timeshare regime under applicable Governmental Regulations, (d) pursuant to such condominium and timeshare regime is to be divided into Intervals and (e) is to be directly marketed and sold as a timeshare resort.

     RESORT ASSOCIATION. A condominium, timeshare or owners' association in which owners of Intervals in an Eligible Resort are members.

     REVOLVING PERIOD. The period commencing on the Facility Closing Date and ending on the earlier of (a) December 30, 2001 or (b) the date on which this Agreement is terminated under Section 7.1 as a result of the existence of a Termination Event.

     TERMINATION EVENT.  As defined in Section 6 hereof.

     TIMESHARE DECLARATION. With respect to any Eligible Resort, that certain timeshare declaration to be recorded in the appropriate land records office for the applicable Governmental Authority in the jurisdiction in which such Eligible Resort is located, pursuant to which a timeshare regimen based on Intervals will be created in and to such Eligible Resort. The Timeshare Declaration may be combined with, and made a part of, a Declaration.

     UNIT. With respect to any Eligible Resort, an individual residential unit within an approved Phase of such Eligible Resort, together with all furniture, fixtures and furnishings therein, and together with any and all interest in common elements appurtenant thereto, as provided in the Declaration or Timeshare Declaration of such Eligible Resort and as specifically identified in the Purchase Documents.

     VISTANA.  First paragraph of this Agreement.

     VISTANA GUARANTY. The guaranty agreement executed by Vistana of even date herewith which guarantees all amounts outstanding pursuant to the terms of this Agreement.

     VISTANA'S MINIMUM NET WORTH. Vistana agrees to (i) maintain a consolidated minimum net worth of One Hundred Million and 00/100 Dollars ($100,000,000.00) as determined in accordance with Vistana's Form 10-Q and Form 10-K quarterly and annual financial statements from and after the date hereof; and (ii) such Vistana minimum net worth shall increase over time by an amount equal to fifty percent (50%) of Vistana's after-tax net income over time as determined in accordance with Vistana's Form 10-Q and Form 10-K quarterly and annual financial statements; and (iii) maintain a minimum tangible net worth of Eighty Million and 00/100 Dollars ($80,000,000.00), defined as total shareholders equity plus subordinated indebtedness less any intangible assets and inter-company receivables not eliminated in consolidated financial statements as determined in accordance with Vistana's Form 10-Q and 10-K quarterly and annual financial statements from and after the date hereof.

                                 SCHEDULE 1.2
                                 ------------

                        [REQUEST FOR RECEIVABLES LOAN]

DATE:___________________________

Heller Financial, Inc.
Attn: Portfolio Manager, Vacation Ownership
500 West Monroe Street
Chicago, Illinois 60661

     RE:   Loan No.
                    $_____ Master Vistana Resort Receivables Loan Facility (the "AGREEMENT") between Heller Financial, Inc. ("LENDER") and Vistana, Inc. ("VISTANA")

Dear Sir or Madam:

     Capitalized terms used herein shall have the meanings assigned thereto in the Agreement.

     1. In accordance with the terms of the Agreement, Vistana hereby notifies Lender that it desires to obtain a new Receivables Loan from Lender in a maximum principal amount not to exceed $_______________________. The following information is true and correct with respect to such Receivables Loan:

     (a) Borrower:  [Name of Eligible Vistana Subsidiary].

     (b) All of the equity of Borrower is wholly owned directly or indirectly by Vistana.

     (c) The Borrower satisfies all of the eligibility requirements of an "Eligible Vistana Subsidiary."

     (d) The Resort is described on Exhibit A hereto and is located at
         _____________.

     (e) Attached hereto are the documents required from Vistana or Borrower in
         Schedule 2.2, Schedule 2.2(A) (if applicable) and/or Section 2.2(b)
         (i)-(iv) (if applicable) of or to the Agreement (other than Loan Documents and legal opinion letters).

     (f) No Termination Event has occurred and is continuing. The Master Vistana Resort Receivables Loan Facility is in full force and effect.

     2. The representations and warranties contained in the Agreement are true, correct and complete in all material respects to the same extent as though made on the date of this request except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the schedules or exhibits as a result of any subsequent disclosures made by Vistana in writing to and approved by Lender.

     3. Vistana is in compliance in all material respects with each and every one of its covenants, agreements and obligations under the Agreement.

     4. To the best of Vistana's knowledge, Vistana has no defenses or offsets with respect to the payment of any amounts due Lender pursuant to the Agreement.

     5. Vistana acknowledges that this request is subject to approval by Lender.

                                     VISTANA, INC.



                                     By:    ________________________________
                                     Name:  ________________________________
                                     Its:   ________________________________

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